Exhibit 32.03
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Quarterly Report of Millburn Multi-Markets Fund L.P. (the “Partnership”) on Form 10-Q for the period ending June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Gregg Buckbinder
Gregg Buckbinder
Chief Financial and Operating Officer
Millburn Ridgefield Corporation
General Partner, Millburn Multi-Markets Fund L.P.
August 12, 2011